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                                                                    Exhibit 4(c)

         TRUST AGREEMENT, dated as of September 8, 2004, by and between Popular North America, Inc., a Delaware corporation, as "Depositor", Popular, Inc., a Puerto Rico corporation, as "Guarantor", and Jorge A. Junquera, Richard Barrios and Chase Manhattan Bank USA, National Association, as "Trustees".

         The Depositor, the Guarantor and the Trustees hereby agree as follows:

         Section 1. The Trust. The trust created hereby shall be known as Popular North America Capital Trust I (the "Trust"), in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         Section 2. The Trust Estate. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the "Statutory Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act in the form attached hereto as Exhibit A.

         Section 3. Amended and Restated Trust Agreement. The Depositor, the Guarantor, the Trustees and certain other parties will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities (as defined below) and common securities of the Trust to be referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

         Section 4. Certain Authorizations. The Depositor, the Guarantor and the Trustees hereby authorize and direct the Depositor, as the sponsor of the Trust,
(i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the capital securities of the Trust (the "Capital Securities") and certain other securities of the Depositor and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Capital Securities of the Trust under
Section 12 of the Securities Exchange Act of 1934, as amended; (ii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor

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on behalf of the Trust, may deem necessary or desirable to register the Capital
Securities under the securities or "Blue Sky" laws; and (iii) to execute on behalf of the Trust such Underwriting Agreements with one or more underwriters relating to the offering of the Capital Securities as the Depositor, on behalf of the Trust, may deem necessary or desirable. In the event that any filing referred to in clauses (i) or (ii) above is required by the rules and regulations of the Commission, the National Association of Securities Dealers ("NASD") or state securities or "Blue Sky" laws, to be executed on behalf of the Trust by a Trustee, the Depositor, the Guarantor and any Trustee are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing; it being understood that Chase Manhattan Bank USA, National Association, in its capacity as a Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by any such law, rule or regulation.

         Section 5. Counterparts. This Trust Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 6. Trustees. The number of Trustees initially shall be three
(3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor, which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty days' prior notice to the Depositor; provided, however, such notice shall not be required if it is waived by the Depositor.

         Section 7. Limitation Applicable to Chase Manhattan Bank USA, National Association. Chase Manhattan Bank USA, National Association, in its capacity as a Trustee, shall not have any of the powers or duties of the Trustees set forth herein, except as expressly required by the Statutory Trust Act, and shall be a Trustee of the Trust for the sole purpose of satisfying the requirements of
Section 3807 of the Statutory Trust Act.

         Section 8. Governing Law. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflicts of law principles).

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         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                      POPULAR NORTH AMERICA, INC.
                                               as Depositor

                                      By: /s/ Jorge A. Junquera
                                          ---------------------------------
                                          Name: Jorge A. Junquera
                                          Title: Senior Executive Vice President


                                      POPULAR, INC.

                                               as Guarantor

                                      By: /s/ Richard Barrios
                                          ---------------------------------
                                          Name: Richard Barrios
                                          Title: Senior Vice President

                                          /s/ Jorge A. Junquera
                                          ---------------------------------
                                          Jorge A. Junquera, as Trustee

                                          /s/ Richard Barrios
                                          ---------------------------------
                                          Richard Barrios, as Trustee

                                      CHASE MANHATTAN BANK USA, NATIONAL
                                               ASSOCIATION
                                               as Trustee

                                      By: /s/ John Cashin
                                          ---------------------------------
                                          Name: John  J. Cashin
                                          Title: Vice President

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                                    EXHIBIT A

                              CERTIFICATE OF TRUST

                                       OF

                      POPULAR NORTH AMERICA CAPITAL TRUST I

         THIS Certificate of Trust of Popular North America Capital Trust I (the "Trust") is being duly executed and filed by the undersigned, being all the trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.)(the "Act").

         1. Name. The name of the statutory trust formed hereby is Popular North America Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, 3rd Floor/OPS4, Newark, Delaware 19713.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned have duly executed this Certificate in accordance with Section 3811(a) of the Act.

                                        CHASE MANHATTAN BANK USA, NATIONAL
                                        ASSOCIATION, as Trustee

                                        By:_________________________________
                                        Name:
                                        Title:

                                        ________________________, as Trustee
                                        Name:

                                        ________________________, as Trustee
                                        Name:

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